                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULED 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                          Concord Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                          CONCORD COMMUNICATIONS, INC.
                               600 NICKERSON ROAD
                             MARLBOROUGH, MA 01752

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the "Corporation"), will be held on Tuesday April 25, 2000, at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlborough, Massachusetts, for the following purposes:

          1. To elect two members to the Board of Directors to serve for a three-year term as Class III Directors;

          2. To approve the Corporation's 1997 Stock Plan, as amended;

          3. To approve the Corporation's 1997 Non-Employee Director Stock Option Plan, as amended;

          4. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000; and

          5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 8, 2000, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          GARY E. HAROIAN, Clerk

March 24, 2000
                         ------------------------------

         STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                          CONCORD COMMUNICATIONS, INC.
                               600 NICKERSON ROAD
                             MARLBOROUGH, MA 01752

                         ------------------------------

                                PROXY STATEMENT
                                 MARCH 24, 2000

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF CONCORD COMMUNICATIONS, INC. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 25, 2000, at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlborough, Massachusetts.

     Only stockholders of record as of the close of business on March 8, 2000, (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 16,132,551 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to approve the Corporation's 1997 Stock Plan, as amended, (ii) to approve the Corporation's 1997 Non-Employee Director Stock Option Plan, as amended and (iii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1999, has been mailed to all stockholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 24, 2000. The Corporation will provide, without charge, to each person solicited by this proxy statement, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, upon such person's written request to Melissa H. Cruz, Vice President of Finance, Concord Communications, Inc. 600 Nickerson Road, Marlborough Massachusetts 01752.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class III expires at the Annual Meeting. The nominees for election as Class III directors are Messrs. Blaeser and Burnes who first became directors of the Corporation in 1985 and 1995, respectively. If re-elected, the Class III nominees will hold office until the Annual Meeting of Stockholders to be held in 2003, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class III nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during the past five years, and the ages of each of the nominees and directors.

                                                                 PRINCIPAL OCCUPATION AND           YEAR CURRENT
NOMINEE'S OR DIRECTOR'S NAME AND YEAR NOMINEE OR DIRECTOR FIRST  BUSINESS EXPERIENCE DURING THE     TERM WILL
BECAME DIRECTOR                                                  LAST FIVE YEARS                    EXPIRE/CLASS
---------------------------------------------------------------  -------------------------------    ------------
John A. Blaeser...........................................       President, Chief Executive         2000/III
  1985                                                           Officer and Director(1)
Frederick W.W. Bolander...................................       Director(2)                        2002/II
  1995
Richard M. Burnes, Jr.....................................       Director(3)                        2000/III
  1995
Robert C. Hawk............................................       Director(4)                        2001/I
  1996
John Robert Held..........................................       Director(5)                        2001/I
  1996
Deepak Kamra..............................................       Director(6)                        2002/II
  1993
Robert M. Wadsworth.......................................       Director(7)                        2002/II
  1993

---------------
(1) Mr. Blaeser, 58, has been President and Chief Executive Officer of the Corporation since January 1996 and a Director of the Corporation since 1985. Prior to joining the Corporation, from 1991 until 1996, Mr. Blaeser was Managing General Partner of EG&G Venture Management, a venture capital firm.

(2) Mr. Bolander, 38, has been a Director of the Corporation since April 1995. Since January 2000 Mr. Bolander has been a Managing Director of Gabriel Venture Partners, a venture capital firm. From October 1994 to December 1999, Mr. Bolander was associated with Apex Investment Partners, as a General Partner from April 1996 to December 1998 and in various capacities from October 1994 to April 1996. From May 1993 to September 1993, Mr. Bolander was a Consultant to the African Communications Group, a venture capital and project management firm, and from September 1985 to September 1992, Mr. Bolander held the position of Manager for AT&T Corporation. Mr. Bolander is also a Director of Exodus Communications, Inc.

(3) Mr. Burnes, 59, has been a Director of the Corporation since December 1995. Mr. Burnes has been a General Partner of Charles River Ventures, a venture capital firm, since 1970.

(4) Mr. Hawk, 60, has been a Director of the Corporation since December 1996. Mr. Hawk has served as President of Hawk Communications since April 1997. Prior to joining Hawk Communications, Mr. Hawk served as President and Chief Executive Officer of US WEST Multimedia Communications, Inc. from April 1996 until April 1997, and from 1988 until April 1996 as President of the Carrier Division of US WEST Communications, Inc. Mr. Hawk is also a director of Com 21, Inc.; PairGain Technologies; Covan Communications Company and Effec Networks.

(5) Mr. Held, 61, has been a Director of the Corporation since December 1996. Previously, Mr. Held had served as President and Chief Executive Officer of Chipcom Corporation from 1988 until 1995. Mr. Held is also a Director of Brown & Sharpe Manufacturing Company.

(6) Mr. Kamra, 43, has been a Director of the Corporation since November 1993. Mr. Kamra has been associated with Canaan Partners, a venture capital firm, since March 1991 and has been a General Partner of the firm since March 1995. Prior to joining Canaan Partners, Mr. Kamra was the General Manager, National Sales Force, of Aspect Telecommunications, a telecommunications equipment company. Mr. Kamra is also a director of SalesLogix, Inc. and iPrint.com.

(7) Mr. Wadsworth, 39, has been a Director of the Corporation since April 1993. Mr. Wadsworth has been Vice President of Hancock Venture Partners, Inc. since April 1990, and Managing Director of HarbourVest Partners, LLC since January 1997. Mr. Wadsworth is also a Director of Banyan Systems, Incorporated.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met seven times and took action by unanimous written consent twice during the fiscal year ended December 31, 1999. The Audit Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met twice during 1999. Messrs. Burnes and Kamra are currently members of the Audit Committee. The Compensation Committee, which determines the compensation and benefits of the Corporation's executive officers, met three times during 1999. Messrs. Bolander, Burnes, Held and Wadsworth are currently members of the Compensation Committee. Stockholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedure set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Corporation (also referred to as "outside directors"), who currently consist of Messrs. Bolander, Burnes, Hawk, Held, Kamra and Wadsworth, do not receive an annual retainer or any fees for attending regular meetings of the Board of Directors. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Non-employee directors are also eligible for participation in the Corporation's 1997 Non-Employee Director Stock Option Plan.

     Prior to the Corporation's initial public offering, the Corporation granted non-qualified stock options to directors under its 1995 Stock Plan (the "1995 Plan"). Pursuant to the terms of the 1995 Plan, options granted under the 1995 Plan are exercisable within eight years of the original grant date and generally vest over a period of four years from the date of grant. As of March 8, 2000, options to purchase 62,500 shares of Common Stock, at a weighted average exercise price of $1.90 per share, had been granted to outside directors of the Corporation under the 1995 Plan. Of that number, options to purchase 58,750 shares of Common Stock have been exercised and no options to purchase shares of Common Stock have been canceled. Upon the consummation of a "change in control" of the Corporation, each stock option agreement governing options granted under the 1995 Plan provides for the acceleration of vesting of the option by eighteen months. The Corporation's ability to make additional grants or awards under the 1995 Plan was terminated upon the completion of the Corporation's initial public offering in October 1997; however, the 1995 Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Plan.

     The 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), providing for the annual grant of stock options to purchase shares of Common Stock to outside directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. A total of 95,000 shares of Common Stock are reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Compensation Committee of the Board of Directors. Under the Non-Employee Director Plan each new eligible director will be granted an option to purchase 20,000 shares of Common Stock upon the director's first appointment or election to the Board of Directors and each eligible director will be automatically granted an option to purchase 5,000 shares of Common Stock each year following the final adjournment of the Corporation's Annual Meeting of Stockholders.

     The exercise price of options granted under the Non-Employee Director Plan will be 100% of the fair market value per share of the Common Stock on the date the option is granted. Options initially granted to each director under the Non-Employee Director Plan will become exercisable over a four-year period from the date of grant. The options will expire on the tenth anniversary of the grant date. If an optionee ceases to be a director of the Corporation each option will terminate with respect to the shares as to which the option is not then exercisable and any portion of his or her option which is vested but has not been exercised may be exercised within sixty days of the date such director ceased to be a director. In the event of a merger, consolidation or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate.

     As of December 31, 1999, 67,500 options to purchase shares of the Corporation's Common Stock were outstanding under the Non-Employee Director Plan.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 1, 2000 information relating to the beneficial ownership of the Corporation's Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                                AMOUNT AND NATURE     PERCENT OF
NAME AND ADDRESS(1)                                             OF OWNERSHIP(2)(3)      CLASS
-------------------                                             ------------------    ----------
John A. Blaeser.............................................         365,919             2.2%
Kevin J. Conklin............................................          77,571               *
Ferdinand Engel.............................................         118,077               *
Gary E. Haroian.............................................         120,126               *
Daniel D. Phillips, Jr......................................          89,431               *
Frederick W.W. Bolander.....................................          42,514(4)            *
Richard M. Burnes, Jr.......................................          53,500               *
Robert C. Hawk..............................................          10,500(5)            *
John Robert Held............................................          16,830(6)            *
Deepak Kamra................................................          18,937(7)            *
Robert M. Wadsworth.........................................          10,843(8)            *
All executive officers and directors as a group (11
  people)...................................................         924,248(9)          5.7%

---------------

* less than 1%

(1) The address for each named person is c/o Concord Communications, 600 Nickerson Road, Marlborough MA, 01752.

(2) Unless otherwise indicated, the named person possesses sole voting and sole dispositive power with respect to the shares.

(3) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Blaeser, 119,788 shares; Mr. Conklin, 64,571 shares; Mr. Engel, 48,047 shares; Mr. Haroian, 94,019 shares; Mr. Phillips, 50,719 shares; Mr. Bolander, 2,343 shares; Mr. Burnes, 7,500 shares; Mr. Kamra, 4,687 shares; and Mr. Wadsworth, 2,343 shares.

(4) Includes 3,282 shares of restricted stock that vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(5) Includes 8,750 shares of restricted stock that vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(6) Includes 8,750 shares of restricted stock that vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(7) Includes 469 shares of restricted stock that vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(8) Includes 3,282 shares of restricted stock that vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(9) The group is comprised of the individuals named in the Summary Compensation Table on page 7, and those persons who were directors of the Corporation on March 8, 2000. Includes 394,017 shares of Common Stock which the directors and executive officers as a group have the right to acquire, either presently or within 60 days, by exercise of stock options granted under the Corporation's stock plans.

     Listed below are certain persons who, to the knowledge of the Corporation on March 1, 2000, own beneficially, more than five percent of the Corporation's Common Stock outstanding at such date.

                                                                AMOUNT AND NATURE    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL HOLDER                             OF OWNERSHIP         CLASS
------------------------------------------------------------    -----------------    ----------

T. Rowe Price Associates, Inc...............................        1,564,500(1)        9.69%
100 E. Pratt Street
Baltimore, MD 21202

Firsthand Capital Management Inc............................        1,003,500(2)        6.22%
101 Center Plaza, Suite 1300
San Jose CA 95113

---------------

(1) According to a Schedule 13G/A filed as of February 10, 2000. These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, which owns 1,050,000 shares, representing 6.5% of the shares outstanding, for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) According to a Schedule 13F filed on February 18, 2000 by Firsthand Capital Management, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that, with respect to the fiscal year ended December 31, 1999, the directors and executive officers complied with all applicable
Section 16 filing requirements on a timely basis except that Mr. John R. Held, a director of the Corporation, filed a Form 4 thirty-one days late with regard to one transaction involving 2,000 shares.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the three fiscal years most currently ended.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                   ANNUAL COMPENSATION       COMPENSATION AWARDS(3)
                               ---------------------------   SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(2)      OPTIONS/SARS(#)       COMPENSATION(4)
----------------------------   ----   ---------   --------   ----------------------   ---------------
John A. Blaeser.............   1999   $270,000    $162,000          245,000                  --
  Chief Executive Officer      1998    240,000     216,000           65,000                  --
  and President                1997    200,000     160,000           50,000                  --
Gary E. Haroian(5)..........   1999    185,000     111,000          103,000                  --
  Chief Financial Officer,     1998    170,000     153,000           25,000                  --
  Sr. Vice President of
     Finance,                  1997    133,470     124,800          198,750                  --
  Treasurer & Clerk
Ferdinand Engel.............   1999    205,000     123,000          149,000                  --
  Sr. Vice President,          1998    185,000     166,500           25,000                  --
  Engineering                  1997    165,463     132,001           50,000                $599
Kevin J. Conklin............   1999    155,000      93,000           78,000                  --
  Sr. Vice President,          1998    140,000     126,000           25,000                  --
  Marketing                    1997    127,463      71,122           37,500                $492
Daniel D. Phillips, Jr......   1999    185,000     108,449          149,000                  --
  Sr. Vice President,          1998    165,000     225,389           25,000                  --
  World Wide Sales             1997    145,463     148,280           50,000                  --

---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named executive officers, which is paid semi-monthly.

(2) The amounts in the "Bonus" column represent bonuses earned in the year during which services were rendered. Mr. Phillips' bonus amounts represent commissions earned in each such year based on the shipment of product.

(3) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1999 to its executive officers.

(4) The amounts in the "All Other Compensation" column represent paid insurance premiums for disability insurance coverage for the months of January through June 1997.

(5) Mr. Haroian joined the Corporation in February 1997.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1999. The Corporation did not grant any stock appreciation rights in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZED
                                                                                       VALUE AT ASSUMED
                                       PERCENTAGE OF                                   ANNUAL RATES OF
                          NUMBER OF    TOTAL OPTIONS                                     STOCK PRICE
                          SECURITIES    GRANTED TO                                    APPRECIATION OVER
                          UNDERLYING     EMPLOYEES     EXERCISE                       THE OPTION TERM(2)
                           OPTIONS       IN FISCAL       PRICE     EXPIRATION   ------------------------------
NAME                      GRANTED(1)       YEAR        ($/SHARE)      DATE           5%              10%
----                      ----------   -------------   ---------   ----------   -------------   --------------
John A. Blaeser.........   120,000          6.68%       $52.625     1/12/07     $3,015,131.13   $ 7,221,763.34
                           125,000          7.11%       $36.906     8/31/07     $2,202,621.33   $ 5,275,661.08
                           -------
  Total.................   245,000         13.79%                               $5,217,752.46   $12,497,424.42
Gary E. Haroian.........    35,000             2%       $52.625     1/12/07     $  879,413.25   $ 2,106,347.64
                            68,000           3.8%       $36.906     8/31/07     $1,198,226.00   $ 2,869,959.63
                           -------
  Total.................   103,000           5.8%                               $2,077,639.25   $ 4,976,307.27
Ferdinand Engel.........    81,000           4.5%       $52.625     1/12/07     $2,035,213.51   $ 4,874,690.25
                            68,000           3.8%       $36.906     8/31/07     $1,198,226.00   $ 2,869,959.63
                           -------
  Total.................   149,000           8.3%                               $3,233,439.51   $ 7,744,649.88
Kevin J. Conklin........    35,000             2%       $52.625     1/12/07     $  879,413.25   $ 2,106,347.64
                            43,000           2.4%       $36.906     8/31/07     $  757,701.74   $ 1,814,827.42
                           -------
  Total.................    78,000           4.4%                               $1,637,114.99   $ 3,921,175.06
Daniel D. Phillips,
  Jr....................    81,000           4.5%       $52.625     1/12/07     $2,035,213.51   $ 4,874,690.25
                            68,000           3.8%       $36.906     8/31/07     $1,198,226.00   $ 2,869,959.63
                           -------
  Total.................   149,000           8.3%                               $3,233,439.51   $ 7,744,649.88

---------------
(1) Stock options were granted under the Corporation's 1997 Stock Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of eight years from the date of grant. The options generally become exercisable as follows: 25% on the first anniversary of the date of grant and quarterly for the remaining three years.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                        SHARES ACQUIRED                         OPTIONS HELD AT            IN-THE-MONEY OPTIONS AT
                          UPON OPTION                          DECEMBER 31, 1999              DECEMBER 31, 1999
                           EXERCISE           VALUE       ---------------------------   -----------------------------
         NAME             DURING 1999       REALIZED      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----           ---------------   -------------   -----------   -------------   -------------   -------------
John A. Blaeser.......      176,577       $8,046,067.18     33,750         364,789      $  746,718.76   $4,794,157.99
Gary E. Haroian.......        2,350       $   84,689.30     57,301         187,768      $2,093,788.10   $3,526,224.23
Ferdinand Engel.......       59,998       $2,547,603.21      7,032         199,453      $  179,135.41   $2,101,386.11
Kevin J. Conklin......       10,000       $  566,500.00     41,825         118,559      $1,457,216.40   $1,495,352.26
Daniel D. Phillips,
  Jr..................       47,348       $2,335,991.12     21,875         198,033      $  512,890.63   $2,038,515.60

                         COMPENSATION COMMITTEE REPORT

PURPOSE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Corporation's Board of Directors (the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Corporation and to administer the Corporation's stock option plans, including the 1997 Stock Plan, and the 1997 Non-Employee Director Stock Option Plan. In addition, the Committee has the responsibility for approving the individual variable compensation cash bonus programs to be in effect for the Chief Executive Officer and other executive officers. The Committee is comprised entirely of outside directors who have never served as officers of the Corporation.

GENERAL COMPENSATION POLICY

     The Committee believes that the compensation programs for executive officers of the Corporation should be designed to attract, motivate, and retain talented executives responsible for the success of the Corporation and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The Committee's objectives are to:

          (1) Offer a total compensation program that is highly competitive with comparable talent at comparable high-growth software companies.

          (2) Provide annual variable incentive awards (Cash Bonuses) that take into account the Corporation's overall financial performance relative to corporate objectives.

          (3) Align the financial interests of executive officers with those of the stockholders by providing significant equity-based, long term stock-based incentive awards.

COMPENSATION COMPONENTS AND PROCESS

  BASE SALARY

     The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on surveys of the industry.

  VARIABLE INCENTIVE AWARDS -- CASH BONUSES

     The Corporation's Bonus Plan is designed to reward executive officers for the achievement by the Corporation of its performance objectives. The cash bonus to be paid to each executive officer is calculated as a percentage of his or her base salary. A specific formula, based on the revenues and net income of the Corporation, is in place to calculate the actual incentive payment for each officer. A compensation target is set for each executive officer based on compensation targets of comparable positions. In 1999, the Corporation exceeded its performance targets, and bonuses paid reflected these results.

  LONG TERM STOCK-BASED INCENTIVE AWARDS

     During fiscal 1999, the Committee made option grants under the 1997 Stock Plan to Messrs. Blaeser, Haroian, Conklin, Phillips and Engel. Each grant allows the officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests in periodic installments over a four-year period, as specified in the option agreements applicable to each executive.

     Generally, stock options are granted when an executive joins the Corporation. Additional options are granted on the basis of the individual's performance, potential for future responsibility and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Corporation.

     In August 1999 the Compensation Committee became aware that the options that the Corporation had awarded in January 1999 had an exercise price that was significantly above the August market price. The Committee was concerned that the option awards would not have their intended effect of retaining and motivating employees and executive officers in their performance for the Corporation, particularly since the Corporation is faced with a fiercely competitive market for the services of key personnel. The Committee decided that rather than wait until January of 2000, the corporation's usual time for employee retention and incentive option awards, the Company would benefit from making an immediate grant of stock option awards. Accordingly, in lieu of a January 2000 grant, the Corporation awarded stock options to key employees and executive officers in August 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual base salary for the Corporation's Chief Executive Officer is determined by the Committee, subject to approval of the Board of Directors. The 1999 compensation package of the Corporation's President and Chief Executive Officer, Mr. Blaeser, consisted of the same benefits program as other executive officers, including base salary, cash bonus, stock options and other employee benefit programs. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on the Corporation's performance. Each year, the annual incentive plan is reevaluated with new targets for revenue growth and profitability. The option grants made to Mr. Blaeser during the 1999 fiscal year were based upon his individual performance and leadership within the Corporation and were designed to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Corporation's Common Stock over the option term.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes

"qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Corporation's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION

     Executives are eligible for Corporation-wide medical and dental benefits and participation in a 401(k) plan under which the Corporation currently provides no matching contributions. In addition, executives participate in a Corporation-wide long-term disability insurance program and a group term life insurance program.
                                          COMPENSATION COMMITTEE

                                          Robert M. Wadsworth (Chairman)
                                          Frederick W.W. Bolander
                                          Richard M. Burnes, Jr.
                                          John Robert Held

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Bolander, Burnes, Held and Wadsworth comprised the Committee for fiscal year 1999. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

     During the last year, no executive officer of the Corporation served as a member of the compensation committee (or other Board committee performing equivalent functions, or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a member of the Committee or as a director of the Corporation. In addition, during the last year, no executive officer of the Corporation served on the Board of another entity, one of whose executive officers served as a member of the Committee.

EMPLOYMENT AGREEMENTS

     The Corporation has entered into a Management Change in Control Agreement (the "Management Agreements") with each of John A. Blaeser, Kevin J. Conklin, Ferdinand Engel, Gary E. Haroian and Daniel D. Phillips, Jr. Pursuant to the terms of the Management Agreements, each of the foregoing management members (other than Mr. Blaeser) is entitled to receive a single severance payment in cash in an amount equal to six months' base annual salary (and equal to twelve months' base annual salary in the case of Mr. Blaeser) if any such management member is terminated by the Corporation without cause or such management member voluntarily terminates his employment with the Corporation for "good reason" (each a "Termination Event"), in each case within six months of a change in control of the Corporation. In addition, effective upon a change in control of the Corporation, the vesting date for each such management member's unvested options shall be accelerated by a period of 24 months. If within 24 months of a change in control of the Corporation there is a Termination Event, all of such management member's remaining unvested options shall become fully vested. Each such management member has entered into a non-competition agreement with the Corporation pursuant to which each such management member has agreed following a change in control of the Corporation not to compete with the Corporation for a period of six months if such management member has been terminated with or without cause by the Corporation or has voluntarily terminated his employment for "good reason."

     In addition, certain of John A. Blaeser's option agreements provide for automatic acceleration of all of his unvested options following a merger, consolidation, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or if he is no longer a director of the Corporation, other than by reason of death, disability, or resignation.

                              PERFORMANCE GRAPH(1)

     The following graph compares the change in the Corporation's cumulative total stockholder return in its Common Stock during the period from the Corporation's initial public offering through December 31, 1999 with the cumulative total return on the Nasdaq Stock Market -- U.S. Index and the H&Q Software Sector Index. The comparison assumes $100.00 was invested on October 15, 1997 in the Corporation's Common Stock at the $14.00 initial public offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

[Performance Graph Omitted]

                                                       CORPORATION                NASDAQ INDEX                  H&Q INDEX
                                                       -----------                ------------                  ---------
10/15/97                                                 100.00                      100.00                      100.00
12/31/97                                                 148.21                       91.37                       94.99
12/31/98                                                 405.36                      128.75                      124.10
12/31/99                                                 316.96                      232.61                      262.95

---------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                     ITEM 2

              PROPOSAL TO APPROVE THE 1997 STOCK PLAN, AS AMENDED

PROPOSAL TO APPROVE THE 1997 STOCK PLAN, AS AMENDED

     The Corporation's stockholders are being asked to approve the Corporation's 1997 Stock Plan (the "1997 Plan"), as amended. On March 8, 2000, the Board of Directors amended the 1997 Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 750,000 shares to 3,250,000 shares.

     The Corporation's management relies on stock options as an essential part of the compensation packages necessary for the Corporation to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the increase in the number of shares available under the 1997 Plan is essential to permit the Corporation's management to continue to provide long-term, equity-based incentives to present and future key employees.

     As of March 8, 2000, only 98,863 shares remained authorized for issuance under the 1997 Plan. If the increase in the number of shares authorized for issuance under the 1997 Plan is not approved, the Corporation may become unable to provide suitable long-term equity based incentives to present and future employees. The Corporation has not at the present time determined who will receive the remaining shares of Common Stock that will be authorized for issuance under the 1997 Plan, as amended.

DESCRIPTION OF THE 1997 STOCK PLAN

     The 1997 Plan was adopted by the Board of Directors in July 1997 and was approved by the stockholders of the Corporation on September 9, 1997. On March 12, 1998, the Board of Directors adopted an amendment to the 1997 Plan to increase the number of shares of Common Stock available for issuance thereunder by 750,000 shares to 1,500,000 shares and to make certain minor modifications. The amendment was approved by the stockholders at the Annual Meeting held on April 30, 1998. On March 1, 1999, the Board of Directors further amended the 1997 Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000 shares to 2,500,000 shares. The amendment was approved by the stockholders at the Annual Meeting held on April 27, 1999. On March 8, 2000 the Board of Directors further amended the 1997 Plan as described above. Under the terms of the 1997 Plan, the Corporation is authorized to grant options that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of the Corporation and options that do not qualify as ISOs ("NQOs") (as well as awards of stock ("Awards") and opportunities to make direct purchases of stock ("Purchases")) to directors, officers and other employees of and consultants to the Corporation. ISOs and NQOs are referred to hereafter together as "Stock Options." The complete text of the 1997 Stock Plan, as amended to date, is attached hereto as Appendix A.

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1997 Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the Stock Options, Awards and Purchases granted under the 1997 Plan, including:
(i) the time or times at which Stock Options, Awards and Purchases may be granted; (ii) whether Stock Options granted will be ISOs or NQOs; (iii) the number of shares subject to each Stock Option, Award or Purchase; (iv) when each Stock Option becomes exercisable; (v) the exercise price of the Stock Option, which in the case of an ISO cannot be less than the fair market value of the Common Stock as of the date of grant, or not less than 110% of the fair market value in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation; (vi) the duration of the Stock Option; and (vii) the time, manner and form of payment upon exercise of a Stock Option. An ISO shall not be transferable by the recipient except by will or by the laws of descent and distribution. No employee of the Corporation may be granted options to acquire, in the aggregate, more than 70% of the aggregate number of shares of Common Stock which may be issued under the 1997 Plan, as amended, during any fiscal year of the Corporation. Generally, no ISO may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, ISOs are generally exercisable for a maximum of 180 days after such termination.

     As of March 8, 2000, options to purchase 2,289,173 shares of Common Stock were outstanding and options to purchase 98,863 shares of Common Stock were available for grant under the 1997 Plan. As of March 8, 2000, the market value of the shares of Common Stock subject to outstanding options under the 1997 Plan was $89,025,090.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 1997 Plan, as amended, and of certain other rights granted under the 1997 Plan, as amended, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1997 Plan, as amended, or of the requirements that must be met in order to qualify for the described tax treatment.

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to ISOs under the 1997 Plan, as amended:

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Corporation upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the Optionee.

          3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes.

          5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

          6. Capital gain or loss recognized by an Optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          8. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          9. Special rules apply if the Common Stock acquired upon exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

     Non-Qualified Options. The following general rules are applicable under current federal income tax law to NQOs under the 1997 Plan, as amended:

          1. The optionee generally does not recognize any taxable income upon the grant of a NQO, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

          2. The optionee generally will recognize ordinary income at the time of exercise of a NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

          3. When the optionee sells the shares acquired upon exercise of a NQO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will generally be a long-term capital gain or loss.

          4. The Corporation generally should be entitled to a corresponding federal income tax deduction when ordinary income is recognized by the optionee.

          5. An optionee may be entitled to exercise a NQO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a NQO in such fashion, special rules will apply.

          6. Special Rules apply if the Common Stock acquired upon exercise of an NQO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

     Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases under the 1997 Plan, as amended:

          1. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation should generally be entitled to a corresponding federal income tax deduction.

          2. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK
                               PLAN, AS AMENDED.

                                     ITEM 3

               PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTOR
                         STOCK OPTION PLAN, AS AMENDED

PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

     The Corporation's stockholders are being asked to approve the Corporation's 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), as amended. On March 8, 2000 the Board of Directors amended the Non-Employee Director Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 35,000 shares to 130,000 shares.

     The Corporation relies on stock options as an essential part of the compensation packages necessary for the Corporation to attract and retain experienced persons to serve on its Board of Directors. The Board of Directors of the Corporation believes that the increase in the number of shares available under the Non-Employee Director Plan is essential to permit the Corporation to continue to provide long-term, equity-based incentives to present and future Directors and to align the interests of the Board of Directors with those of shareholders.

     As of March 8, 2000, only 27,500 shares remained authorized for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan provides that each year, each eligible director will be automatically granted an option to purchase 5,000 shares of Common Stock each year following the final adjournment of the Corporation's Annual Meeting of Stockholders. If the increase in the number of shares authorized for issuance under the Non-Employee Director Plan is not approved, the Corporation will be unable to provide the grants scheduled to be made in 2000 under the Non-Employee Director Plan. In addition, the Corporation may generally become unable to provide suitable long-term equity based incentives to present and future Directors.

DESCRIPTION OF THE NON-EMPLOYEE DIRECTOR PLAN

     The 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), providing for the annual grant of stock options to purchase shares of Common Stock to outside directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. A total of 95,000 shares of Common Stock are reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Compensation Committee of the Board of Directors. Under the Non-Employee Director Plan each new eligible director will be granted an option to purchase 20,000 shares of Common Stock upon the director's first appointment or election to the Board of Directors and each eligible director will be automatically granted an option to purchase 5,000 shares of Common Stock each year following the final adjournment of the Corporation's Annual Meeting of Stockholders.

     The exercise price of options granted under the Non-Employee Director Plan will be 100% of the fair market value per share of the Common Stock on the date the option is granted. Options initially granted to each director under the Non-Employee Director Plan will become exercisable over a four-year period from the date of grant. The options will expire on the tenth anniversary of the grant date. If an optionee ceases to be a director of the Corporation the option will terminate with respect to the shares as to which the option is not then exercisable and any portion of his or her option which is vested but has not been exercised may be exercised within sixty days of the date such director ceased to be a director. In the event of a merger, consolidation or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate. The complete text of the 1997 Non-Employee Director Stock Plan, as amended to date, is attached hereto as Appendix B.

     As of March 8, 2000, options to purchase 67,500 shares of Common Stock were outstanding and options to purchase 27,500 shares of Common Stock were available for grant under the Non-Employee Director Plan. As of March 8, 2000, the market value of the shares of Common Stock subject to outstanding options under the Non-Employee Director Plan was $2,186,723.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Non-Employee Director Plan the Corporation grants Non-Qualified Options to Directors. For a description of the Federal Income Tax consequences of the issuance and exercise of options granted under the Non-Employee Director Plan, see the discussion under Item 2; Federal Income Tax Consequences; Non-Qualified Options above.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
                    NON-EMPLOYEE DIRECTOR PLAN, AS AMENDED.

                                     ITEM 4

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Corporation's auditors since 1986. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Corporation's proxy materials to be furnished to all stockholders entitled to vote at the 2001 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 12, 2000.

     Under the Corporation's By-Laws, stockholders who wish to make a proposal at the 2001 Annual Meeting -- other than one that will be included in the Corporation's proxy materials -- must notify the Corporation no earlier than January 25, 2001 and no later than February 25, 2001. If a stockholder who wishes to present a proposal fails to notify the Corporation by February 25, 2001, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation's By-laws, the proposal is brought before the meeting, then under the SEC's proxy rules the proxies solicited by management with respect to the 2001 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      APPENDIX A

                          CONCORD COMMUNICATIONS, INC.
                                1997 STOCK PLAN
        (AS AMENDED ON MARCH 12, 1998, MARCH 1, 1999 AND MARCH 8, 2000)

     1. PURPOSE; TERMINATION OF PRIOR PLAN. The purpose of the 1997 Stock Plan (the "Plan") is to encourage key employees of Concord Communications, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code. The Company's 1995 Stock Plan (the "1995 Stock Plan") is terminated effective as of October 16, 1997 and henceforth, the Company shall make no grants under the 1995 Stock Plan. The 1995 Stock Plan shall, however, continue to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan.

     2.  ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board of two or more of its members (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or of the

     Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Notwithstanding the provisions of paragraph 2.A., no Stock Rights shall be granted to any person who is, at the time of the proposed grant, a member of the Board unless such grant is approved by a majority vote of the disinterested members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either
     (i) are eligible to receive grants of Stock Rights pursuant to the Plan or
     (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights. Notwithstanding any other provision of this paragraph 2, in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to members of the Board of Options made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be members of the Board or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also members of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

          D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the

     Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 3,250,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 70% of the aggregate number of shares of Common Stock which may be issued pursuant to the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after October 16, 1997 and prior to October 15, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

          A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the passage of 60 days from the date of termination of his or her employment, but in no event later than on the specified expiration dates of such ISOs, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, a leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, at any time prior to the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee may take one or more of the following actions: (i) provide for the acceleration and/or termination of any time period relating to the exercise of the Options, (ii) provide for the purchase of the Options, upon the optionee's request, for the amount in cash that could have been received upon the exercise of the Options and sale of the shares obtained thereby, (iii) adjust the terms of the Options in a manner determined by the Committee, (iv) cause the Options to be assumed, or new rights substituted therefor, by another entity or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. RESTRICTED SECURITIES. If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a transaction described in subparagraphs A, B or C above, as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan. Any fractional shares which, but for this subparagraph G, would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board in July 1997 and by the stockholders of the Company on September 9, 1997. The Plan was amended on March 12, 1998 to increase the number of shares authorized for issuance under the Plan by 750,000 shares to 1,500,000, and such amendment was approved by the stockholders of the Company at the Annual Meeting held on April 30, 1998. On March 1, 1999, the Board of Directors further amended the Plan to increase the number of shares authorized for issuance under the Plan by 1,000,000 shares to 2,500,000 shares and to make certain other minor modifications, and such amendment was approved by the stockholders of the Company at the Annual Meeting held on April 27, 1999. On March 8, 2000 the Board of Directors further amended the Plan to increase the number of shares authorized for issuance under the Plan by 750,000, subject to approval of the amendment of the Plan by the stockholders of the Company at the next Meeting of Stockholders. The Plan shall expire at the end of the day on October 15, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

     16.  MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED
OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold, or may require the grantee to pay, additional withholding taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                                                      APPENDIX B

                          CONCORD COMMUNICATIONS, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (AS AMENDED MARCH 8, 2000)

     1. Purpose. This Non-Qualified Stock Option Plan, to be known as the 1997 Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of CONCORD COMMUNICATIONS, INC. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

     2. Available Shares. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed one hundred thirty thousand (130,000) shares, subject to adjustment in accordance with Section 10 of this Plan; provided, however, that such number of shares shall not be subject to adjustment by reason of the stock split in the form of a stock dividend declared by the Board of the Directors of the Company on August 7, 1997. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     4. Automatic Grant of Options. Subject to the availability of shares under this Plan, (a) each person who becomes a member of the Board on or after October 16, 1997 and who is not an employee or officer of the Company during the term of the Plan (a "Non-Employee Director"), shall be automatically granted on the date such person is first elected to the Board, without further action by the Board, an option to purchase 20,000 shares of the Common Stock, and (b) starting with the 1998 Annual Meeting of Stockholders of the Company, each person who is a Non-Employee Director immediately following the final adjournment of each Annual Meeting of Stockholders of the Company during the term of this Plan shall be automatically granted on each such date an option to purchase 5,000 shares of the Common Stock. The options to be granted under this
Section 4 shall be the only options ever to be granted at any time to such member under this Plan. The number of shares covered by options granted under this Section 4 shall be subject to adjustment in accordance with the provisions of Section 10 of this Plan.

     5. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the

Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     6. Period of Option. Unless sooner terminated in accordance with the provisions of Section 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

     7. (a) Vesting of Shares and Non-Transferability of Options. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:

PERCENTAGE OF OPTION
SHARES FOR WHICH
OPTION WILL BE EXERCISABLE                    DATE OF VESTING
--------------------------                    ---------------
          25%               one year from the date of grant
          6.25%             per quarter on the last day of the quarter beginning
                            the quarter ending immediately following the date to
                            occur which is one year from the date of grant

     The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

     (b) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     8.  Termination of Option Rights.

     (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 60 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 60 days have expired.

     (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of death or permanent disability, by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     9.  Exercise of Options and Resale Restrictions.

     (a) Exercise of Option. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Chief Financial Officer at 33 Boston Post Road West, Marlboro, Massachusetts 01752, its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of
Section 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     (b) Resale Restrictions. Under no circumstances may shares acquired pursuant to the exercise of options granted pursuant to this Plan be disposed of on or prior to the date that is six months after the date such options were granted.

     10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Recapitalization Adjustments. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

          (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Sections 2 and 4 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

          (e) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the vesting of all outstanding options issued pursuant hereto will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of any such Acquisition. If such options are not exercised prior to the consummation of such Acquisition, and are not assumed or replaced by the successor entity, such options will terminate.

     11. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     14. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

     15. Termination and Amendment of Plan. Options may no longer be granted under this Plan ten (10) years after the Approval Date, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval of the stockholders, modify or amend this Plan, without approval of the stockholders, if such approval is required by the Federal securities laws or applicable regulatory authorities (at the time of any such modification or amendment). Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her. The Plan was adopted by the board in July 1997 and by the stockholders of the Company on September 9, 1997. The Plan was amended on March 8, 2000 by The Board of Directors to increase the number of shares authorized for issuance under the Plan by 35,000, subject to approval of the amendment of the Plan by the stockholders of the Company at the next meeting of stockholders.

     16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

     17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     18. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

                                                                      1646-PS-00

                                  DETACH HERE


                                     PROXY

                          CONCORD COMMUNICATIONS, INC.


     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





The undersigned hereby appoints Gary E. Haroian and Melissa H. Cruz, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Concord Communications, Inc. (the "Company") to be held at the offices of the Company, 600 Nickerson Road, Marlborough, Massachusetts 01752, on April 25, 2000 at 8:00 a.m., Eastern daylight savings time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 5.


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SEE REVERSE      CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE      SEE REVERSE
   SIDE                                                                 SIDE
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CONCORD COMMUNICATIONS, INC.
     c/o Equiserve
     P.O. Box 9398
     Boston, MA 02205-9398















                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


     1. To elect two members to the Board of Directors to                                                FOR    AGAINST     ABSTAIN
        serve for three-year terms as Class III Directors.          2. To approve the Company's 1997
        NOMINEES: (01) John A. Blaeser,                                Stock Plan, as amended.           [ ]      [ ]         [ ]
                  (02) Richard M. Burnes, Jr.
                                                                    3. To approve the Corporation's      FOR    AGAINST     ABSTAIN
                                                                       1997 Non-Employee Director Stock
            FOR                                WITHHELD                Option Plan, as amended.          [ ]      [ ]         [ ]
            ALL  [ ]                      [ ]  FROM ALL
          NOMINEES                             NOMINEES             4. To ratify the selection of the    FOR    AGAINST     ABSTAIN
                                                                       firm Arthur Andersen LLP as
                                                                       auditors for the fiscal year      [ ]      [ ]         [ ]
     [ ]                                                               ending December 31, 2000.
        -----------------------------------------------
         For all nominees except as noted above                     5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                                PLEASE VOTE, DATE, SIGN AND RETURN
                                                                                  PROMPTLY IN ENCLOSED ENVELOPE


                                                                    Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally.
                                                                    Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a
                                                                    majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                                                                                         Date: